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                                                                     Exhibit 4.3


                              CERTIFICATE OF TRUST


      THIS CERTIFICATE OF TRUST OF SECOND BANCORP CAPITAL TRUST I (the "Trust") is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, R.L. (Rick) Blossom, David L. Kellerman and Christopher Stanitz, each an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

1. NAME. The name of the business trust formed hereby is Second Bancorp Capital Trust I.

2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
      Attention: Corporate Trust Administration.

3. EFFECTIVE DATE. This Certificate of Trust shall be effective on AUGUST 29, 2001.
      ---------------

      IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WILMINGTON TRUST COMPANY, as
trustee


By:  /s/ Kathleen A. Pedelini
   ------------------------------------

Name:    Kathleen A. Pedelini
     ----------------------------------

Title:  Administrative Account Manager
      ---------------------------------


      /s/ R.L. Blossom          , as Trustee
--------------------------------
Name: R.L. (Rick) Blossom


      /s/ David L. Kellerman    , as Trustee
--------------------------------
Name: David L. Kellerman



      /s/ Christopher Stanitz   , as Trustee
--------------------------------
Name:  Christopher Stanitz